Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

LUXURBAN HOTELS INC.

2022 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), is entered into as of December 19, 2022 (the “Date of Grant”), by and between Luxurban Hotels Inc., a Delaware corporation (the “Company”), and Shanoop Kothari (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Company’s 2022 Long Term Incentive Plan, as further amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted shares of its common stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the shares provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Stock Units.

(a)            Grant. The Company hereby grants to the Participant a total of 875,000 shares of common stock, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)            Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement; provided, that nothing herein shall constitute a waiver of the Participant’s right to challenge any incorrect determination by the Committee as provided herein, in the Plan, or under applicable law. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.            Vesting; Settlement. The shares shall be deemed vested upon receipt in consideration of prior services and other employment related considerations.

3.            [reserved]

4.            Termination of Employment or Services.

(a)            Generally. If the Participant’s employment with the Company or its Affiliates is terminated (i) by the Company or its Affiliates without Cause, (ii) as a result of the Participant’s death, or (iii) by the Company or its Affiliates due to Disability, the Participant shall retain all shares granted hereunder.

(b)            If the Participant’s employment with the Company or any of its Affiliates is terminated by the Company or its Affiliates for Cause or Participant terminates such employment other than as a Good Reason Resignation (as defined in Section 4(d), below) all shares then owned by the Participant shall be forfeited immediately and the Participant shall not be entitled to receive any payments with respect thereto; provided however that 25% of such shares shall not be subject to such forfeiture and (b) for each year Participant has been employed by the Company after the date hereof, an additional 25% shall not be subject to such forfeiture.

(c)            “Cause” shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “Cause” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate “Cause” shall mean: (i) the refusal or failure by the Participant to carry out specific directions of the Participant's supervisor which are of a material nature and consistent with the Participant's position at the Company; (ii) the commission by the Participant of a material breach of any of the provisions of any agreement with the Company or of any written policies or procedures of the Company; (iii) fraud or dishonest action by the Participant in the Participant's relations with the Company ("dishonest" for these purposes shall mean the Participant’s knowingly or recklessly making a material misstatement or omission for their personal benefit); or (iv) the conviction of the Participant of a felony under federal or state law. Notwithstanding the foregoing, no "Cause" shall be deemed to exist with respect to the Participant's acts described in clauses (i) or (ii) above, unless the Company shall have given written notice to the Participant within a period not to exceed ten (10) calendar days of the initial existence of the occurrence, specifying the "Cause" with reasonable particularity and, within thirty (30) calendar days after such notice, the Participant shall not have cured or eliminated the problem or thing giving rise to such "Cause"; provided, however, no more than two cure periods need be provided during any twelve-month period.

(d)            “Good Reason Resignation” shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “good reason resignation” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, means any termination of the Participant’s employment or service with the Company and its Affiliates by the Participant that is caused by any one or more of the following events that occurs during the period beginning sixty (60) days prior to the date of a Change in Control and ending twenty-four (24) months after the date of such Change in Control:

(A)            Without the Participant’s written consent, assignment to the Participant of any duties inconsistent in any material respect with the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control that represent a material diminution of such duties, or any other action by the Company that results in a material diminution in such authority, duties or responsibilities;

(B)            Without the Participant’s written consent, a material change in the geographic location at which the Participant must perform services to a location that is more than fifty (50) miles from the Participant’s principal place of business immediately preceding the Change in Control, provided that such change in location extends the commute of such Participant; or

(C)            Without the Participant’s written consent, a material reduction to the Participant’s base salary and cash bonus opportunity, taken as a whole, as in effect immediately prior to the Change in Control.

Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Resignation only if the Participant provides written notice to the Company specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Resignation and the Participant provides such notice within ninety (90) days after the event that gives rise to the Good Reason Resignation. Within thirty (30) days after notice has been received, the Company shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Company does not cure such events or conditions within the thirty (30)-day period, the Participant must terminate employment or service with the Company based on Good Reason Resignation within thirty (30) days after the expiration of the cure period.

5.            [reserved]

6.            Compliance with Legal Requirements.

(a)            Generally. The granting of the shares by the Company under this Agreement shall be subject to all applicable U.S. federal, state, territorial and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)            Tax Withholding. The share grant hereunder shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the shares or otherwise the amount of any required withholding taxes in respect of the grant hereunder, their settlement or any payment or transfer of the shares or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts).

7.            Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the shares granted hereunder to the extent still owned by the Participant (or any affiliated transferee (including family member), which transferee shall agree to be bound by this agreement as condition to any such transfer), of the Participant without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or any violation of any of the covenants set forth on Exhibit A attached hereto or any other non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. To the extent required by applicable law or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the shares shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8.	Restrictive Covenants.

(a)            Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Agreement.

(b)            In the event that the Participant violates any of the restrictive covenants referred to in this Section 8, in addition to any other remedy that may be available at law or in equity, the shares to the extent then still owned by Participant (or any affiliated transferee (including family member), which transferee shall agree to be bound by this agreement as condition to any such transfer) shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

9.	Miscellaneous.

(a)            Transferability. The shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant except in accordance with the securities laws promulgated by the Securities Exchange Commission of the United States and under applicable state law. Any attempted Transfer contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null and void and without effect.

(b)            Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)            Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(d)            Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)            No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(f)            Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(g)            Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h)            Entire Agreement. This Agreement (including Exhibit A attached hereto) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in addition to the covenants in Exhibit A hereto, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 of the Plan.

(i)            Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)            Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the shares shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)            Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(j)            Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)            Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(l)            Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(m)            Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed by the Company and the Participant as of the day first written above.

LUXURBAN HOTELS INC.

By:	/s/ Brian Ferdinand
Name:Brian Ferdinand
Title: CEO

PARTICIPANT

/s/. Shanoop Kothari
Shanoop Kothari

[Signature Page to Restricted Stock Unit Award Agreement]

Exhibit A

Restrictive Covenants

By accepting the grant of the shares hereunder, in addition to any other representations, warranties, and covenants set forth this Agreement, the Participant agrees to be subject to and comply with the following covenants, which shall be in addition to such other covenants as may be prescribed in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate:

1.	Confidentiality. The Participant hereby agrees that during the Participant’s employment or service with the Company or its Subsidiaries, and thereafter, the Participant will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the Subsidiary.

2.	Non-Solicitation. Except as prohibited by law, the Participant further agrees that during the Participant’s employment or service with the Company or its Subsidiaries, and for the two (2)-year period thereafter, the Participant will not, directly or indirectly, on the Participant’s own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of its Subsidiaries to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, or representatives.

3.	The Participant acknowledges and agrees that irreparable injury will result to the Company, and to its business, in the event of a breach by the Participant of any of the Participant’s covenants and commitments under this Agreement, including the covenants of confidentiality, non-competition and non-solicitation. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. The Participant acknowledges and agrees the non-competition and non-solicitation provisions contained in this Agreement are expressly intended to benefit the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) and its successors and assigns; and the Participant expressly authorizes the Company (including all third party beneficiaries) and its successors and assigns to enforce these provisions. In the event of any breach or violation by the Participant of any of the restrictive covenants in this Exhibit A, the time period of such covenant with respect to the Participant shall, to the fullest extent permitted by law, be tolled until such breach or violation is resolved.

4.	The covenants in this Exhibit A are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Exhibit A relating to the time period, scope, or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction or arbitrator to exceed the maximum time period, scope, or geographic area, as applicable, that such court or arbitrator deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

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5.	All of the covenants in this Exhibit A shall be construed as an agreement independent of any other provisions in Exhibit A, and the existence of any claim or cause of action the Participant may have against the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries), whether predicated on this Exhibit A or otherwise, shall not constitute a defense to the enforcement by the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) of such covenants.

6.	The Participant has carefully read and considered the provisions of this Exhibit A and, having done so, agrees that the restrictive covenants in this Exhibit A impose a fair and reasonable restraint on the Participant and are reasonably required to protect the interests of the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) and their respective officers, directors, employees, and equityholders.

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